UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2015

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2015, Sabre Corporation (“Sabre”) and Expedia, Inc. (“Expedia”) announced that Expedia has acquired from Sabre the global online travel business operated under the Travelocity brand (the “Business”), pursuant to the terms of an Asset Purchase Agreement (the “Purchase Agreement”), dated January 23, 2015, by and among Sabre GLBL Inc., Travelocity.com LP, certain affiliates thereof, (collectively, the “Sellers”), and Expedia. The signing and closing of the Purchase Agreement occurred contemporaneously. Expedia purchased the Business pursuant to the Purchase Agreement for cash consideration of $280,000,000. The Purchase Agreement contains customary representations and warranties, covenants and indemnities for a transaction of this nature.

As a result of the sale of the Business pursuant to the Purchase Agreement, the previously disclosed strategic marketing agreement, pursuant to which Expedia powered the technology platforms of Travelocity’s existing U.S. and Canadian websites, and the related put/call arrangement, pursuant to which Expedia could have acquired, or Sabre could have sold to Expedia, assets relating to the Business, have been terminated.

The description of the Purchase Agreement is qualified in its entirety by reference to the copy of the agreement filed as Exhibit 2.1 to this report, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this report on Form 8-K is incorporated in this Item 2.01 of Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information

Attached as Exhibit 99.1 hereto are an unaudited pro forma consolidated balance sheet as of September 30, 2014 and an unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2014 and the years ended December 31, 2013, 2012 and 2011.

(d) Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of January 23, 2015 by and among Expedia Inc., Sabre GLBL Inc., and Travelocity.com LP.

99.1	Pro Forma Financial Information.

99.2	Press Release dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: January 26, 2015	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated as of January 23, 2015 by and among Expedia Inc., Sabre GLBL Inc., and Travelocity.com LP.

99.1	Pro Forma Financial Information.

99.2	Press Release dated January 23, 2015.

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